As filed with the Securities and Exchange Commission August 27, 1996

                                                 REGISTRATION No. 33- __________

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                            -------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         TECHNOLOGY SERVICE GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                         59-1637426
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

20 Mansell Court East - Suite 200
       Roswell, Georgia                                       30076
(Address of Principal Executive Offices)                   (Zip Code)

                        TECHNOLOGY SERVICE GROUP, INC. --
                             1994 OMNIBUS STOCK PLAN
                             1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             1995 EMPLOYEE STOCK PURCHASE PLAN
                                (Full title of the plans)

                                 Roger M. Barzun
                                 General Counsel
                        20 Mansell Court East - Suite 200
                             Roswell, Georgia 30076
                     (Name and address of agent for service)

                                 (770) 587-0208
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

    Title of         Amount to Be     Proposed Maximum     Proposed Maximum        Amount of
Securities to be     Registered(1)   Offering Price per     Aggregate Offer     Registration Fee
   Registered                             Share(2)               Price

Common Stock           835,000           $10.875              $9,080,625           $3,131.25


(1)  Plus such  additional  number of shares as may be required  pursuant to the
     plans   in  the   event  of  a  stock   dividend,   split-up   of   shares,
     recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) on the basis of the average of the bid and asked prices of the Common Stock as reported on the NASDAQ SmallCap Market on August 21, 1996.

                                                                     Page 1 of 9
                                                         Exhibit Index at Page 6

                                EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8 and relates to 835,000 shares of Common Stock, $.01 par value, of Technology Service Group, Inc. (the "Company") that have been reserved for issuance pursuant to the Company's 1994 Omnibus Stock Plan, 1995 Non-Employee Director Stock Option Plan and 1995 Employee Stock Purchase Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Registration Statement on Form S-1, Registration Number 33-80695;

          (b) The Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1996;

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1996; and

          (c) The description of the Company's Common Stock contained in a registration statement on Form 8-A File No. 0-28352 filed pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") on April 25, 1996 and any amendments or reports filed for the purpose of updating such description.

          In addition, all documents filed by the Company after the initial filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Roger M. Barzun, 60 Hubbard Street,
          Concord, Massachusetts 01742, who is Assistant Secretary, General Counsel and an employee of the Company.

Item 6.   Indemnification of Officers and Directors

          Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Reference is made to the provisions of Section 7 of the Company's Certificate of Incorporation filed as Exhibit 3(i) to the Company's registration statement on Form S-1, Registration Number 33-80695. The effect of such provisions is to indemnify the directors and officers of the Company against all costs, expenses and amounts of liability incurred by them in connection with any action or settlement thereof in which they are involved by reason of their affiliation with the Company to the fullest extent permitted by the law of the State of Delaware.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits

          5 Opinion of Roger M. Barzun as to the legality of the shares being registered

         23.1  Consent  of  Deloitte  &  Touche  LLP.

         23.2  Consent of Price Waterhouse LLP.

         23.3  Consent of Roger M. Barzun  (included  in Exhibit 5).

         24    Power of Attorney (included on Page II-5).

Item 9.   Undertakings

(a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 (ss.239.13 of this chapter), Form S-8 (ss.239.16b of this chapter) or Form F-3 (ss.239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by ss.210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (ss.239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by
       Section 10(a)(3) of the Act or ss.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      -------------------------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, the State of Georgia on the 23rd day of August, 1996.

Technology Service Group, Inc.
  (Issuer and Employer)

By:  /s/ Vincent C. Bisceglia
   --------------------------
   Vincent C. Bisceglia,
   President & Chief Executive Officer
   (principal executive officer)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Vincent C. Bisceglia, William H. Thompson, and Roger M. Barzun jointly and severally his true and lawful attorneys-in-fact and agents with full powers of substitution for him and in his name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                              Title/Capacity                       Date

                                  Chairman of the Board of
   /s/ David R. A. Steadman       Directors                      August 23, 1996
- ---------------------------
David R. A. Steadman

                                  President & Chief Executive    August 23, 1996
   /s/ Vincent C. Bisceglia       Officer (principal executive
- ---------------------------       officer) and Director
Vincent C. Bisceglia
                                  Vice President & Chief         August 23, 1996
   /s/ William H. Thompson        Financial Officer (principal
- ---------------------------       financial and accounting
William H. Thompson               officer)

   /s/ D. Thomas Abbott           Director                       August 23, 1996
- ---------------------------
D. Thomas Abbott

   /s/ Charles E. Davidson        Director                       August 23, 1996
- ---------------------------
Charles E. Davidson

   /s/ Robert M. Davies           Director                       August 23, 1996
- ---------------------------
Robert M. Davies

                                  Director                       August 23, 1996
- ---------------------------
Olivier Roussel

                                INDEX TO EXHIBITS

Exhibit                                                      At Page
Number                                                       Number

      5   Opinion of Roger M. Barzun as to the legality
          of the shares being registered.                       7

     23.1 Consent of Deloitte & Touche LLP.                     8

     23.2 Consent of Price Waterhouse LLP                       9

     23.3 Consent of Roger M. Barzun (included in Exhibit 5).

     24   Power of Attorney (included on Page II-5).

                           ---------------------------